Exhibit 99.1

1st Source Corp. Announces Increased 1st Quarter Earnings, Dividend
Reported

    SOUTH BEND, Ind.--(BUSINESS WIRE)--April 30, 2003--1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today reported net income of $4.46 million for the first quarter of 2003, up
5.99 percent compared to the $4.21 million in the first quarter of
2002.
    Diluted net income per share of common stock for the first quarter of 2003 amounted to $0.21 compared with $0.20 for the first quarter of 2002, an increase of 5.0 percent. Return on average common shareholders' equity for 1st Source Corporation was 5.80 percent compared to 5.47 percent for the first quarter of 2002, and return on average total assets was 0.55 percent compared to 0.49 percent a year ago.
    At their April meeting, the Board of Directors approved a first quarter cash dividend of $0.09 per common share. The cash dividend will be payable on May 15, 2003, to shareholders of record May 5, 2003, and is equal to the first quarter cash dividend in 2002.
    Christopher J. Murphy III, Chairman and Chief Executive Officer, commented on the first quarter by saying, "Our performance in the first quarter of 2003 is a slight improvement over last year, and was managed with no help from the stalled economy. We are pleased that our credit situation has currently stabilized as our sale of repossessions increased and our charge-offs decreased. We're hopeful that the successful conclusion to the war will help stabilize fuel rates and encourage business to begin investing in new plant and equipment. Furthermore, fuel price stability should improve the business climate for our niche areas which supply specialized financing services for used private and cargo aircraft, automobiles for leasing and rental agencies, heavy duty trucks, construction and environmental equipment
.... all of which are heavily dependent on gas prices."
    "I am most pleased with the strong showing of other areas of the bank. Our retail branch network continues to increase the number of customers we serve, as well as gain market share, and remains the dominant retail financial institution in our area. We've attained excellent growth in our investments under management, increased the number of clients we serve in our trust department, and our insurance and 401(k) management areas are turning in strong performances. All of this is achieved by meeting the needs of our customers, one customer at a time," Murphy concluded.
    As of March 31, 2003, the common equity-to-assets ratio for 1st Source was 9.57 percent, up from 8.85 percent a year ago. Common shareholders' equity was $313.54 million, up 1.78 percent from March 31, 2002. At the end of the first quarter of 2003, total assets were $3.28 billion, down 5.92 percent from a year ago. Loans and deposits were down 10.48 percent and 4.48 percent, respectively, from a year ago.
    For the first quarter of 2003, 1st Source's provision for loan losses was $5.55 million as compared to $11.81 million for the first quarter of 2002. Net charge-offs were $2.92 million for the first quarter of 2003 compared to $11.54 million in the first quarter of 2002. The resulting reserve for loan losses as of March 31, 2003 was
2.73 percent of total loans, compared to 2.29 percent as of March 31, 2002. The ratio of nonperforming assets to net loans and leases was
2.97 percent on March 31, 2003 compared to 2.01 percent for the same period last year.
    Tax-equivalent net interest income was $27.31 million for the first quarter, down 12.85 percent from 2002's first quarter, and the net interest margin was 3.72 percent versus 4.00 percent in 2002. The lower margin was due to reduced earning assets and reduced asset yields, reflecting the effect of fewer loans in our specialty finance group and lower market interest rates.
    Noninterest income for the first quarter 2003 was $20.04 million, up 7.26 percent from the first quarter of 2002. Loan servicing and sale income was up as increased mortgage revenue more than offset decreased securitization income. Insurance commissions and trading security income also increased in 2003.
    Noninterest expense was $34.8 million for the first quarter 2003, up 7.93 percent from the first quarter of 2002, and down 10.67 percent from the fourth quarter. These fluctuations are primarily due to the timing of loan collection and repossession expense. As 1st Source continues to work through problem loans and liquidate repossessions primarily in its aircraft and auto financing businesses, expenses in this area remain higher than one year ago.
    1st Source is the largest locally controlled financial institution headquartered in the Northern Indiana-Southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for used private and cargo aircraft, automobiles for leasing and rental agencies, heavy duty trucks, construction and environmental equipment. The corporation includes 60 banking centers in 15 counties, 7 Trustcorp Mortgage offices in Indiana, Ohio and Michigan, and 26 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to customers while playing a leadership role in the continued development of the communities in which it serves.
    1st Source may be accessed on its home page at "www.1stsource.com." Its common stock is traded on the Nasdaq Stock Market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src." Marketmakers in 1st Source common shares are Dain Rauscher, Inc.; Corwell, Weeden & Co.; FTN Financial Securities Corporation; Goldman, Sachs & Company; Jefferies & Company, Inc.; Keefe, Bruyette & Woods, Inc.; Merrill Lynch, Pierce, Fenner; Morgan Stanley & Company, Inc.; NatCity Investments; Sandler O'Neill & Partners; Schwab Capital Markets; Stifel, Nicolaus & Company, Incorporated; and William Blair & Company.
    A portion of 1st Source's fixed and floating rate cumulative trust preferred securities are traded on the Nasdaq stock market under the symbols "SRCEP" and "SRCEO," respectively. The rate on the fixed rate securities is 9.0 percent and the rate for the first quarter, 2003 on the floating rate securities is 3.41 percent. Marketmakers in those securities are Goldman, Sachs & Company; Howe, Barnes Investments, Inc.; Schwab Capital Markets; and Stifel, Nicolaus & Company, Incorporated.

    Except for historical information contained herein, the matters discussed in this document express "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. 1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source's actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source's competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

                           (charts attached)


1st QUARTER 2003 FINANCIAL HIGHLIGHTS
1st Source Corporation and Subsidiaries
(Unaudited - Dollars in thousands except Per Share Data)

                                                Three Months Ended
                                                     March 31
                                                 2003         2002
                                             ------------ ------------
END OF PERIOD BALANCES
  Assets                                     $ 3,275,846  $ 3,482,010
  Loans                                        2,263,845    2,529,006
  Deposits                                     2,597,056    2,718,989
  Reserve for Loan Losses                         61,843       57,892
  Intangible Assets                               27,691       29,839
  Common Shareholders' Equity                    313,542      308,066

AVERAGE BALANCES
  Assets                                     $ 3,273,880  $ 3,489,319
  Earning Assets                               2,976,799    3,174,867
  Investments                                    656,181      649,116
  Loans                                        2,277,072    2,520,565
  Deposits                                     2,582,992    2,768,418
  Interest Bearing Liabilities                 2,516,345    2,781,265
  Common Shareholders' Equity                    311,818      311,709

INCOME STATEMENT DATA
  Net Interest Income                        $    26,556  $    30,541
  Net Interest Income - FTE                       27,312       31,340
Provision for Loan Losses                          5,550       11,809
  Noninterest Income                              20,039       18,682
  Noninterest Expense                             34,802       32,245
  Net Income                                       4,460        4,208

PER SHARE DATA
  Basic Net Income Per Common Share          $      0.21  $      0.20
  Diluted Net Income Per Common Share               0.21         0.20
Cash Dividends Per Common Share                    0.090        0.090
  Book Value Per Common Share                      14.88        14.71
  Market Value -- High                            17.520       25.450
  Market Value -- Low                             12.800       19.750
  Basic Weighted Avg.
   Common Shares Outstanding                  21,000,317   20,867,694
  Diluted Weighted Avg.
   Common Shares Outstanding                  21,331,419   21,242,149

KEY RATIOS
  Return on Average Assets                         0.55%        0.49%
  Return on Average Common
   Shareholders' Equity                             5.80         5.47
  Average Common Shareholders'
   Equity to Average Assets                         9.52         8.93
  End of Period Tangible Common Equity
   to Tangible Assets                               8.80         8.06
  Net Interest Margin                               3.72         4.00
  Efficiency:  Expense to Revenue                  69.65        58.83
  Net Charge Offs to Average Loans                  0.52         1.86
  Loan Loss Reserve to Loans                        2.73         2.29
  Nonperforming Assets to Loans and Leases          2.97         2.01

ASSET QUALITY
  Loans Past Due 90 Days or More             $       569  $       515
  Non-accrual Loans                               39,297       40,686
  Other Real Estate Owned                          5,667        4,196
  Other Nonperforming Assets                      24,297        7,822
  Total Nonperforming Assets                      69,830       53,219


CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
1st Source Corporation and Subsidiaries
(Unaudited - Dollars in thousands)
                                               March 31,    March 31,
                                                 2003         2002
                                             ------------ ------------
ASSETS
  Cash and due from banks                    $   125,880  $    64,999
  Federal funds sold and interest bearing
   deposits with other banks                       1,693          621
  Investment securities available-for-sale,
   at fair value (amortized cost of
   $651,935 and $653,750 at March 31, 2003
   and 2002, respectively)                       659,010      659,011
  Trading securities                              13,539            0

  Loans - net of unearned discount
     Commercial and agricultural loans           430,379      466,648
     Truck and automobile financing              450,574      392,008
     Aircraft financing                          295,428      502,577
     Construction equipment financing            290,341      343,069
     Loans secured by real estate                548,487      582,968
     Mortgage held for sale                      146,932      120,061
     Consumer loans                              101,704      121,675
                                             ------------ ------------
  Total Loans                                  2,263,845    2,529,006
     Reserve for loan losses                     (61,843)     (57,892)
                                             ------------ ------------
  Net Loans                                    2,202,002    2,471,114

  Equipment owned under operating leases,
   net of accumulated depreciation                87,157      113,904
  Premises and equipment                          40,120       41,481
  Other assets                                   146,445      130,880
                                             ------------ ------------

  Total Assets                               $ 3,275,846  $ 3,482,010
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits
     Noninterest bearing                     $   425,924  $   332,166
     Interest bearing                          2,171,132    2,386,823
                                             ------------ ------------
  Total Deposits                               2,597,056    2,718,989

  Federal funds purchased and securities
   sold under agreements to repurchase           199,538      258,391
  Other short-term borrowings                     40,327       91,075
  Other liabilities                               53,243       48,855
  Guaranteed junior subordinated debentures       54,750       44,750
  Long-term debt                                  17,390       11,884
                                             ------------ ------------
  Total Liabilities                            2,962,304    3,173,944

  Shareholders' equity:
     Common stock-no par value                     7,578        7,579
     Capital surplus                             214,001      214,001
     Retained earnings                            93,123       91,032
     Cost of common stock in treasury             (5,552)      (7,803)
     Accumulated other comprehensive income        4,392        3,257
                                             ------------ ------------
  Total Shareholders' Equity                     313,542      308,066
                                             ------------ ------------
        Total Liabilities and
         Shareholders' Equity                $ 3,275,846  $ 3,482,010
                                             ============ ============


CONSOLIDATED STATEMENTS OF INCOME
1st Source Corporation and Subsidiaries
(Unaudited - Dollars in thousands)
                                                Three Months Ended
                                                     March 31
                                                 2003         2002
                                             ------------ ------------
INTEREST INCOME
  Loans, including fees                      $    36,610  $    45,190
  Investment securities and other                  6,119        7,349
                                             ------------ ------------

Total Interest Income                             42,729       52,539

INTEREST EXPENSE
  Deposits                                        13,771       19,679
  Short-term borrowings                            1,264        1,317
  Guaranteed preferred beneficial interests
   in the Company's subordinated debentures          940          791
  Long-term debt                                     198          211
                                             ------------ ------------

Total Interest Expense                            16,173       21,998
                                             ------------ ------------

Net Interest Income                               26,556       30,541
Provision for loan losses                          5,550       11,809
                                             ------------ ------------

Net Interest Income After
 Provision for Loan Losses                        21,006       18,732

NONINTEREST INCOME
  Trust fees                                       2,640        2,660
  Service charges on deposit accounts              3,724        3,471
  Loan servicing and sale income                   3,206        2,455
  Equipment rental income                          6,771        7,280
  Other income                                     3,978        3,304
  Investment securities and
   other investment losses                          (280)        (488)
                                             ------------ ------------

Total Noninterest Income                          20,039       18,682
                                             ------------ ------------

NONINTEREST EXPENSE
  Salaries and employee benefits                  17,247       16,578
  Net occupancy expense                            1,864        1,702
  Furniture and equipment expense                  2,641        2,729
  Depreciation -- leased equipment                 5,358        6,147
  Supplies and communication                       1,511        1,667
  Business development and marketing expense         709          600
  Other                                            5,472        2,822
                                             ------------ ------------

Total Noninterest Expense                         34,802       32,245
                                             ------------ ------------

Income Before Income Taxes                         6,243        5,169
Income Taxes                                       1,783          961
                                             ------------ ------------

Net Income                                   $     4,460  $     4,208
                                             ============ ============


    The NASDAQ Stock Market National Market Symbol: "SRCE" (CUSIP
336901 10 3)
    Please contact us at shareholder@1stsource.com.

    CONTACT: 1st Source Corporation
             Larry Lentych, 574/235-2702
             Andrea Short, 574/235-2348